       As filed with the Securities and Exchange Commission on December 15, 1999
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                ______________

                               TUT SYSTEMS, INC.
            (Exact name of Registrant as specified in its charter)

     Delaware                   ______________                   94-2958543
(State of incorporation)        2495 Estand Way               (I.R.S. Employer
                             Pleasant Hill, CA 94523      Identification Number)
                   (Address of principal executive offices)

                                ______________

                      1999 Nonstatutory Stock Option Plan

                           (Full title of the plans)
                           -------------------------
                                Nelson Caldwell
                          Vice President, Finance and
                            Chief Financial Officer
                               TUT SYSTEMS, INC.
                                2495 Estand Way
                           Pleasant Hill, CA  94523
                                (925) 982-6510

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ______________

                                   Copy to:
                            STEVEN E. BOCHNER, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300
================================================================================

======================================================================================================================
                                    CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                                Proposed       Proposed
                      Title of                                                   Maximum        Maximum
                     Securities                                Maximum           Offering      Aggregate    Amount of
                        to be                                 Amount to          Price Per     Offering   Registration
                     Registered                             be Registered         Share          Price        Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001
     X  reserved under 1999 Nonstatutory Stock Option Plan  1,000,000 shares      $40.125 (1)  $40,125,000     $11,154.75
          TOTAL                                             1,000,000 shares                   $40,125,000     $11,154.75
======================================================================================================================

     (1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $40.125 per share, which is the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market on December 8, 1999.

                               TUT SYSTEMS, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

Item 3.   Incorporation of Documents by Reference.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by Tut Systems, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Registration Statement on Form S-1 (File No. 333-60419) declared effective by the Securities and Exchange Commission on January 28, 1999.

     (b) The Registrant's Form 10-Q for the quarterly period ended March 31, 1999 as filed on May 14, 1999 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (c) The Registrant's Form 10-Q for the quarterly period ended June 30, 1999 as filed on August 16, 1999 pursuant to Section 13 of the Exchange Act.

     (d) The Registrant's Form 10-Q for the quarterly period ended September 30, 1999 as filed on November 5, 1999 pursuant to Section 13 of the Exchange Act.

     (e) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on January 22, 1999 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     (f) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 28, 1999.


     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually and reasonable incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     The Registrant has obtained directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

          Exhibit
          Number                        Description
          ------                        -----------

           3.2      Restated Certificate of Incorporation*
           3.5      Bylaws*
           5.1 Opinion of counsel as to legality of securities being registered.
          10.1      1999 Nonstatutory Stock Option Plan
          23.1 Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)
          23.2 Consent of PricewaterhouseCoopers LLP, independent accountants
          24.1      Power of Attorney (see signature page)

          ____________________

*Incorporated by reference to the exhibits of the same number filed as part of Registrant's Registration Statement on S-1 declared effective on January 28, 1999.

Item 9.   Undertakings.

     (a)  The Registrant hereby undertakes:

          (i) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasant Hill, State of California, on this 15th day of December, 1999.


                                    TUT SYSTEMS, INC.

                                    By: /s/   Nelson Caldwell
                                       ----------------------------------------
                                              Nelson Caldwell
                                              Vice President, Finance and
                                              Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Salvatore D'Auria and Nelson Caldwell, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                  Title                               Date
              ---------                                  -----                               ----
/s/ Salvatore D'Auria                 President, Chief Executive Officer and         December 15, 1999
-----------------------------
Salvatore D'Auria                     Director (Principal Executive Officer)

/s/ Nelson Caldwell                   Vice President, Finance and Chief              December 15, 1999
----------------------------
Nelson Caldwell                       Financial Officer (Principal Financial
                                      Officer and Accounting Officer)

/s/ Matthew Taylor                    Chairman and Chief Technical Officer           December 15, 1999
-----------------------------
Matthew Taylor

/s/ Clifford H. Higgerson             Director                                       December 15, 1999
-----------------------------
Clifford H. Higgerson

/s/ Saul Rosenzweig                   Director                                       December 15, 1999
-----------------------------
Saul Rosenzweig

/s/ David Spreng                      Director                                       December 15, 1999
-----------------------------
David Spreng

_____________________________         Director
George Middlemas

/s/ Brion Applegate                   Director                                       December 15, 1999
-----------------------------
Brion Applegate

/s/ Roger Moore                       Director
_____________________________                                                        December 15, 1999
Roger Moore

/s/ Neal Douglas                      Director                                       December 15, 1999
-----------------------------
Neal Douglas

                               INDEX TO EXHIBITS


          Exhibit
          Number                        Description
          ------                        -----------

           3.2      Restated Certificate of Incorporation*
           3.5      Bylaws*
           5.1 Opinion of counsel as to legality of securities being registered
          10.1      1999 Nonstatutory Stock Option Plan
          23.1 Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)
          23.2 Consent of PricewaterhouseCoopers LLP, independent accountants
          24.1      Power of Attorney (see signature page)

          __________________

     *Incorporated by reference to the exhibits of the same number filed as part of Registrant's Registration Statement on S-1 declared effective on January 28, 1999.